Exhibit 99.7

Execution Version

SECOND AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 3

Date:	May 22, 2024

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Royal Bank of Canada

Reference Number:	To be advised.

The purpose of this Second Amended and Restated Supplemental Confirmation, dated May 22, 2024, between Royal Bank of Canada (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) (this “Second Amended and Restated Supplemental Confirmation”) is to amend and restate the terms and conditions of the Transaction (i) originally entered into between Dealer and Counterparty on March 9, 2021, evidenced by the Supplemental Confirmation, dated March 9, 2021, and (ii) subsequently amended and restated in its entirety by the Amended and Restated Supplemental Confirmation, dated August 10, 2022, entered into between Dealer and Counterparty, subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Second Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Second Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Second Amendment and Restatement Date for the Transaction referenced below.

1.       This Second Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 26, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Second Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.       The terms of the Transaction to which this Second Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	March 9, 2021
Second Amendment and Restatement Date:	May 22, 2024
Prepayment Amount:	USD 9,070,347
Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.
Second Amendment Payment Amount:	USD 357,529.28. Counterparty agrees to pay Dealer the Second Amendment Payment Amount on the Second Amendment Payment Date.

Second Amendment Payment Date:	The first Currency Business Day following the Second Amendment and Restatement Date.
Second Amendment Reference Price:	USD 186.3683
Forward Floor Price:	USD 186.3683
Forward Cap Price:	USD 292.5982
Final Disruption Date:	August 18, 2026
Contractual Dividend:	USD 0.455 per quarter

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1	171	5/27/2026
2	171	5/28/2026
3	171	5/29/2026
4	171	6/1/2026
5	171	6/2/2026
6	171	6/3/2026
7	171	6/4/2026
8	171	6/5/2026
9	171	6/8/2026
10	171	6/9/2026
11	171	6/10/2026
12	171	6/11/2026
13	171	6/12/2026
14	171	6/15/2026
15	171	6/16/2026
16	171	6/17/2026
17	171	6/18/2026
18	171	6/22/2026
19	171	6/23/2026
20	171	6/24/2026
21	172	6/25/2026
22	172	6/26/2026
23	172	6/29/2026
24	172	6/30/2026
25	172	7/1/2026
26	172	7/2/2026
27	172	7/6/2026
28	172	7/7/2026
29	172	7/8/2026
30	172	7/9/2026
31	172	7/10/2026
32	172	7/13/2026
33	172	7/14/2026
34	172	7/15/2026
35	172	7/16/2026
36	172	7/17/2026
37	172	7/20/2026
38	172	7/21/2026
39	172	7/22/2026
40	172	7/23/2026
41	172	7/24/2026

42	172	7/27/2026
43	172	7/28/2026
44	172	7/29/2026
45	172	7/30/2026
46	172	7/31/2026
47	172	8/3/2026
48	172	8/4/2026
49	172	8/5/2026
50	172	8/6/2026

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

Counterparty hereby agrees (a) to check this Second Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Second Amended and Restated Supplemental Confirmation relates by manually signing this Second Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,
ROYAL BANK OF CANADA
By:	/s/ Brian Ward
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Michael Kelletter
Name: Michael Kelletter
Title: Managing Director

[Signature Page to 2nd A&R Supplemental Confirmation No. 3 (RBC)]

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